                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       -----------------------------------



        Date of Report (Date of earliest event reported): March 26, 2001


                                 NCO GROUP, INC.
             -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


        Pennsylvania                      0-21639               23-2858652
--------------------------------       --------------     ----------------------
(State or other jurisdiction of         (Commission         (I.R.S. Employer
 incorporation or organization)         File Number)      Identification Number)


                             515 Pennsylvania Avenue
                       Fort Washington, Pennsylvania 19034
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (215) 793-9300
                                                          ----------------

Item 5.  Other Events.
         ------------

         On April 4, 2001, NCO Group, Inc. completed the sale of $125 million aggregate principal amount of its 4.75% Convertible Subordinated Notes due 2006 in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933. There was no over-allotment option to purchase any additional Notes. The Notes are convertible into NCO common stock at an initial conversion price of $32.92 per share. The Company used the net proceeds from this offering to repay debt under its credit agreement.

           Copies of the press releases announcing the offering, pricing and closing of the note offering appear as Exhibits 99.1, 99.2 and 99.3 to this Report, respectively, and are incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

                 (a)  Financial Statements of Businesses Acquired.

                 Not Applicable.

                 (b)  Pro Forma Financial Information.

                 Not Applicable.

                 (c)  Exhibits:

              Number                      Title
              ------                      -----

               99.1 Press Release of NCO Group, Inc. dated March 26, 2001 (announcing offering).

               99.2 Press Release of NCO Group, Inc. dated March 30, 2001 (announcing pricing).

               99.3 Press Release of NCO Group, Inc. dated April 5, 2001 (announcing pricing).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NCO GROUP, INC.

                                         By:   /s/ Steven L. Winokur
                                               --------------------------
                                               Executive Vice President, Finance
                                               and Chief Financial Officer

Date:   April 9, 2001





                                       3